Exhibit 99.2

BIOMX LTD.

CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	F-2

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED):

Interim Consolidated Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018 (audited)	F-3 – F-4
Interim Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2019 and 2018 (unaudited)	F-5
Interim Consolidated Statements of Shareholders’ Equity for the period Ended June 30, 2019 and June 30, 2018 (unaudited)	F-6 – F-7
Interim Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2019 and 2018 (unaudited)	F-8
Notes to Interim Consolidated Financial Statements	F-9 – F-23

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets	F-24 – F-25
Consolidated Statements of Comprehensive Loss	F-26
Consolidated Statements of Changes in Shareholders’ Equity	F-27
Consolidated Statements of Cash Flows	F-28 – F-29
Notes to the Consolidated Financial Statements	F-30 – F-50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of BiomX Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BiomX Ltd. (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of consolidated loss, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

July 17, 2019

We have served as the Company’s auditor since 2015.

BIOMX LTD.

INTERIM CONSOLIDATED BALANCE SHEETS

USD in thousands except share data

		As of
	Note	June 30, 2019	December 31, 2018
		USD In thousands
ASSETS

Current assets
Cash and cash equivalents		16,145	8,604
Restricted cash		92	89
Short-term deposits		18,617	31,055
Other receivables		228	140
Total current assets		35,082	39,888

Property and equipment, net		1,448	887

Lease deposit		5	—
In-process research and development (“R&D”)	5	4,556	4,556
Operating lease right-of-use asset	3	594	—
Total non-current assets		5,155	4,556

		41,685	45,331

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED BALANCE SHEETS (CONTINUED)

USD in thousands except share and per share data

		As of
	Note	June 30, 2019	December 31, 2018
		USD In thousands
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Short-term lease liabilities	3	202	—
Trade account payables		512	193
Other account payables		1,490	1,396
Related parties		33	50
Total current liabilities		2,237	1,639

Non-current liabilities
Long-term lease liabilities	3	392	—
Contingent liabilities	4	903	889
Total non-current liabilities		1,295	889

Commitments and Contingent Liabilities	6

Shareholders’ equity	7

Ordinary shares, NIS 0.01 par value (“Ordinary Shares”); Authorized 14,044,778 shares as of June 30, 2019 and December 31, 2018. Issued and outstanding 954,622 shares as of June 30, 2019 and December 31, 2018.		3	3

Ordinary A shares, NIS 0.01 par value (“Ordinary A Shares”); Authorized 1,000,000 shares as of June 30, 2019 and December 31, 2018. Issued and outstanding 0 as of June 30, 2019 and December 31, 2018.			—

Preferred A shares, NIS 0.01 par value (“Preferred A Shares”); Authorized 6,796,342 shares as of as of June 30, 2019 and December 31, 2018. Issued and outstanding 3,120,412 shares as of as of June 30, 2019 and December 31, 2018.		6	6

Preferred B shares, NIS 0.01 par value (“Preferred B Shares”); Authorized 2,836,880 shares as of June 30, 2019 and December 31, 2018. Issued and outstanding 2,266,314 shares as of June 30, 2019 and 2,138,654 shares as of December 31, 2018.		3	3

Additional paid in capital		66,831	64,400
Accumulated deficit		(28,690)	(21,609)
Total shareholders’ equity		38,153	42,803

		41,685	45,331

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

USD in thousands except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Research and development (“R&D”) expenses, net	2,864	1,655	5,600	3,643
General and administrative expenses	1,203	788	2,190	1,435
Operating Loss	4,067	2,443	7,790	5,078

Financial expenses (income), net	(289)	229	(787)	300

Net Loss	3,778	2,672	7,003	5,378

Basic and diluted loss per Ordinary Shares and Ordinary A Shares	6.00	3.90	11.32	7.72

Weighted average number of Ordinary Shares and Ordinary A Shares outstanding, basic and diluted	829,361	829,361	829,361	827,228

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

USD in thousands except share data

	Ordinary Shares		Preferred A Shares		Preferred B Shares			Additional paid in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount		capital	deficit	equity
Balance as of December 31, 2018	954,622	3	3,120,412	6	2,138,654	3		64,400	(21,609)	42,803

Issuance of shares	—	—	—	—	127,660	(*	)	1,800	—	1,800
Share-based payment	—	—	—	—	—	—		304	—	304
Net loss	—	—	—	—	—	—		—	(3,225)	(3,225)
Balance as of March 31, 2019	954,622	3	3,120,412	6	2,266,314	3		66,504	(24,834)	41,682

Share-based payment	—	—	—	—	—	—		327	—	327
Net loss	—	—	—	—	—	—		—	(3,778)	(3,778)
Balance as of June 30, 2019	954,622	3	3,120,412	6	2,266,314	3		66,831	(28,612)	38,231

(*)	Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (CONTINUED)

USD in thousands except share data

	Ordinary Shares			Ordinary A Shares			Preferred A Shares		Additional paid in	Accumulated	Total shareholders’
	Shares	Amount		Shares	Amount		Shares	Amount	capital	deficit	equity
Balance as of December 31, 2017	653,613	3		288,212	(*	)	1,867,508	4	20,412	(8,889)	11,530

Issuance of shares	—	—		—	—		1,252,904	2	12,998	—	13,000
Conversion of shares	288,212	(*	)	(288,212)	(*	)	—	—	—	—	—
Exercise of options	12,797	(*	)	—	—		—	—	—	—	—
Share-based payment	—	—		—	—		—	—	212	—	212
Net loss	—	—		—	—		—	—	—	(2,706)	(2,706)
Balance as of March 31, 2018	954,622	3		—	—		3,120,412	6	33,622	(11,595)	22,036

Share-based payment	—	—		—	—		—	—	243	—	243
Net loss	—	—		—	—		—	—	—	(2,672)	(2,672)
Balance as of June 30, 2018	954,622	3		—	—		3,120,412	6	33,865	(14,267)	19,607

(*)	Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

USD in thousands

	For the six months ended June 30,
	2019	2018
CASH FLOWS – OPERATING ACTIVITIES
Net loss	(7,003)	(5,378)

Adjustments required to reconcile cash flows used in operating activities
Depreciation	205	100
Share-based compensation	631	455
Revaluation of contingent liabilities	14	11

Changes in operating assets and liabilities:
Other receivables	(93)	99
Trade account payables	319	(96)
Other account payables	94	(149)
Related parties	(95)	—
Net cash used in operating activities	(5,928)	(4,958)

CASH FLOWS – INVESTING ACTIVITIES
Decrease (Increase) in short-term deposit	12,438	(1,350)

Purchase of property and equipment	(766)	(155)
Net cash provided by (used in) investing activities	11,672	(1,505)

CASH FLOWS – FINANCING ACTIVITIES
Issuance of preferred shares	1,800	13,000

Exercise of stock options	—	(* )
Net cash provided by financing activities	1,800	13,000

Increase in cash and cash equivalents and restricted cash	7,544	6,537

Cash and cash equivalents and restricted cash at the beginning of the year	8,693	6,993

Cash and cash equivalents and restricted cash at the end of the year	16,237	13,530

Supplemental non-cash transactions:
Recognition of right-of-use asset and lease liability upon adoption of ASU 2016-02	645	—

(*)	Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — GENERAL

A.	Description of business:

BiomX Ltd. (formerly known as MBcure Ltd.) (the “Company”) was incorporated in March 2015 and began operations in May 2015. The Company is developing bacteriophage-based therapies for the treatment and prevention of diseases stemming from dysbiosis of the microbiome. On May 11, 2017, the Company changed its name from MBcure Ltd. to BiomX Ltd.

BiomX was formed as an incubator company as part of the FutuRx incubator (the “Incubator” or “FutuRx”). The Company’s R&D program was approved by the Israel Innovation Authority (the “IIA”) at the Israeli Ministry of Economy and until 2017, the majority of BiomX’s funding was from IIA grants and funding by the Incubator, which is supported by the IIA. BiomX continued to apply for and receive IIA grants also after BiomX left the Incubator. The requirements and restrictions for such grants are found in the Israel Encouragement of Research and Development in Industries (the “Research Law”).

On November 27, 2017, the Company acquired 100% control and ownership of RondinX Ltd. (“RondinX,” see note 5).

B.	Risk Factors:

To date, the Company has not generated revenue from its operations. As of June 30, 2019, the Company had unrestricted cash and cash equivalent balance and short-term deposits of approximately $35 million, which management believes is sufficient to fund its operations for more than 12 months from the date of issuance of these financial statements and sufficient to fund its operations necessary to continue development activities of its current proposed products.

Due to continuing R&D activities, the Company expects to continue to incur additional losses for the foreseeable future. The Company plans to continue to fund its current operations, as well as other development activities relating to additional product candidates, through future issuances of either debt and/or equity securities and possibly additional grants from the IIA and other government institutions. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for the Company’s stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company.

C.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported periods. Actual results could differ from those estimates.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

These unaudited interim consolidated financial statements have been prepared as of June 30, 2019, and for the three- and six-month periods ended June 30, 2019 and 2018. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted. These unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements and the accompanying notes of the Company as of and for the years ended December 31, 2018 and 2017.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Operating results for the six-month period ended June 30, 2019, are not necessarily indicative of the results that may be expected for the year ending December 31, 2019

Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited interim consolidated financial statements are identical to those applied in the preparation of the latest annual audited financial statements with the exception of the following:

A.	Leases

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02, Leases (Topic 842). The Company adopted this ASU effective January 1, 2019 using the modified retrospective application, applying the ASU to leases in place as of the adoption date. Prior periods have not been adjusted.

Arrangements that are determined to be leases at inception are recognized as long-term right-of-use assets (“ROU”) and lease liabilities in the interim consolidated balance sheet at lease commencement. Operating lease liabilities are recognized based on the present value of the future lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company applies its incremental borrowing rate based on the economic environment at commencement date in determining the present value of future lease payments. Lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating leases or payments are recognized on a straight-line basis over the lease term.

In accordance with ASC 360-10, management reviews operating lease ROU assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value.

B.	Stock compensation plans:

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which simplifies the accounting for nonemployee share-based payment transactions by aligning the measurement and classification guidance, with certain exceptions, to that for share-based payment awards to employees. The amendments expand the scope of the accounting standard for share-based payment awards to include share-based payment awards granted to non-employees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance related to equity-based payments to non-employees. The Company adopted these amendments on January 1, 2019. The adoption of these amendments did not have a material impact on the consolidated financial statements and related disclosures.

C.	Recent Accounting Standards:

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments — Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. The ASU replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. The Company plans to adopt this ASU in the first quarter of 2020. The Company does not expect that the adoption of this ASU will have a material impact on its consolidated financial statements.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements and is effective for the Company beginning on January 1, 2020. The Company does not expect that this standard will have a material effect on the Company’s consolidated financial statements.

In November 2018, the FASB issued ASU 2018-18 — “Collaborative Arrangements (Topic 808),” which clarifies the interaction between Topic 808 and Topic 606, Revenue from Contracts with Customers. The Company expects to adopt this standard in the first quarter of fiscal year 2020. This standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

NOTE 3 — SHORT-TERM DEPOSIT

Short-term deposits represent time deposits placed with banks with original maturities of greater than three months but less than one year. Interest earned is recorded as interest income in the interim consolidated statement of operations during the periods for which the Company held short-term deposits.

The Company has deposits denominated in U.S. Dollars (“USD”) held with Bank Hapoalim US and Bank Leumi Israel that bear fixed annual interest of 2.4% to 3.6%.

NOTE 4 — LEASES

On January 1, 2019, the Company adopted ASU 2016-02 using the modified retrospective approach for all lease arrangements at the beginning period of adoption. Leases existing for the reporting period beginning January 1, 2019 are presented under ASU 2016-02. The Company leases office space under operating leases. At June 30, 2019, the Company’s ROU assets and lease liabilities for operating leases totaled $594 thousand each. The impact of adopting ASU 2016-02 was not material to the Company’s consolidated statement of operations for the periods presented.

In May 2017, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $16 thousand. As part of the agreement, the Company has obtained a bank guarantee in favor of the property owner in the amount of approximately $92 thousand representing four monthly lease and related payments. Lease expenses recorded in the interim consolidated statements of operations were $48 thousand and $96 thousand for the three and six months ended June 30, 2019, respectively. Lease expenses recorded in the interim consolidated statements of operations were $48 thousand and $96 thousand for the three and six months ended June 30, 2018, respectively.

Supplemental cash flow information related to operating leases was as follows (unaudited):

	Three months ended June 30, 2019	Six months ended June 30, 2019
Cash payments for operating leases	48	96

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — LEASES (cont.)

As of June 30, 2019, the Company’s operating leases had a weighted average remaining lease term of 3 years and a weighted average discount rate of 3%. Future lease payments under operating leases as of June 30, 2019 were as follows:

Operating Leases
Remainder of 2019	$102
2020	$204
2021	$204
2022	$110
Total future lease payments	$620
Less imputed interest	(26)
Total lease liability balance	$594

NOTE 5 — ACQUISITION OF SUBSIDIARY

On November 19, 2017, the Company signed a share purchase agreement with the shareholders of RondinX. In accordance with the share purchase agreement, the Company acquired 100% ownership and control of RondinX for consideration valued at $4.5 million. The consideration included the issuance of 250,023 Preferred A Shares, the issuance of warrants to purchase an aggregate of 4,380 Series A-1 Preferred Shares, and additional contingent consideration. The contingent consideration is based on the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis or entry into qualifying collaboration agreements with certain third parties and may require the Company to issue 234,834 ordinary shares upon the attainment of certain milestones, as well as make future cash payments and/or issue additional shares of the most senior class of the Company’s shares authorized or outstanding as of the time the payment is due, or a combination of both of up to $32 million of the Company within ten years from the closing of the agreement and/or the entering of agreements with certain third parties or their affiliates that include a qualifying up-front fee and is entered into within three years from the closing of the agreement. The Company has the discretion of determining whether milestone payments will be made in cash or by issuance of shares.

The Company completed the RondinX acquisition on November 27, 2017.

The contingent consideration is accounted for at fair value (level 3). There were no changes in the fair value hierarchy leveling during the six months ended June 30, 2019 and the year ended December 31, 2018.

The change in the fair value of the contingent consideration as of June 30, 2019 and December 31, 2018 was as follows:

Contingent consideration
As of December 31, 2018	889
Revaluation of contingent consideration	14
As of June 30, 2019	903

Contingent consideration
As of December 31, 2017	1,001
Revaluation of contingent consideration	11
As of June 30, 2018	1,012

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — IN-PROCESS RESEARCH AND DEVELOPMENT

Intangible assets acquired in the RondinX acquisition (see note 5) were determined to be in-process R&D. In accordance with ASC 350-30-35-17A, R&D assets acquired in a business combination are considered an indefinite-lived intangible asset until completion or abandonment of the associated R&D efforts. Once the R&D efforts are complete, the Company will determine the useful life of the R&D assets and will amortize these assets accordingly in the financial statements. As of June 30, 2019, the in-process R&D efforts had not yet been completed nor abandoned. Based on management’s analysis, there was no impairment for the six months ended June 30, 2019 and 2018.

NOTE 7 — COMMITMENTS AND CONTINGENT LIABILITIES

A.	During 2015, 2016 and 2017, the Company submitted three applications to the IIA for a R&D project for the technological incubators program. The approved budget per year was NIS 2,700,000 (approximately $726 thousand) per application. According to the IIA directives, the IIA transferred to the Company 85% of the approved budget and the rest of the budget was funded by certain shareholders.

During 2018, the Company submitted an additional application to the IIA for the Acne project. The application was approved, at an aggregate budget of s NIS 4,221,370 (approximately $1,206 thousand) from which the IIA’s participation is up to 30% of the budget. As of June, 30 2019, the IIA transferred to the Company the amount of NIS 1,078,981 (approximately $299 thousand), which was recognized in the interim consolidated statement of operations for the period ended June 30, 2019.

According to the agreement with the IIA, the Company will pay royalties of 3% to 3.5% of future sales up to an amount equal to the accumulated grant received including annual interest of LIBOR linked to the USD. The Company may be required to pay additional royalties upon the occurrence of certain events as determined by the IIA, that are within the control of the Company. No such events have occurred or were probable of occurrence as of the balance sheet date with respect to these royalties. Repayment of the grant is contingent upon the successful completion of the Company’s R&D programs and generating sales. The Company has no obligation to repay these grants if the R&D program fails, is unsuccessful or aborted or if no sales are generated. The Company had not yet generated sales as of June 30, 2019; therefore, no liability was recorded in these consolidated financial statements.

Total research and development income recorded in the interim consolidated statement of operations was $299 thousand and $425 for the three months ended June 30, 2019 and 2018, respectively, and $299 thousand and $646 for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, the Company had a contingent obligation to the IIA in the amount of approximately 2.2 million including annual interest of LIBOR linked to the USD.

B.	In June 2015, the Company entered into a Research and License Agreement (the “2015 License Agreement”) as amended with Yeda Research and Development Company Limited (“Yeda”), according to which Yeda undertakes to procure the performance of the research. The research includes proof-of-concept studies testing in-vivo phage eradication against a model bacteria in germ free mice, development of an IBD model in animals under germ-free conditions and establishing an in-vivo method for measuring immune induction capability (Th1) of bacteria, followed by testing several candidate IBD inducing bacterial strains. During the research period, as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. The Company contributed an aggregate of approximately $1.8 million to the research budget agreed upon in the license agreement. In addition, Yeda granted the Company with an exclusive worldwide license for the development, production and sale of the products (the “License”), as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. In return for the License, the Company will pay Yeda annual license fees of approximately $10 thousand and royalties on revenues as defined in the 2015 License Agreement. In addition, in the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction (the “exit fee”), as adjusted per the terms of the agreement. Upon the closing of the merger with CHAC, the provisions of the Yeda license agreement related to the exit fee will be amended (see note 10). As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2015 License Agreement as of June 30, 2019 and December 31, 2018.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

C.	In May 2017, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $16 thousand As part of the agreement, the Company has obtained a bank guarantee in favor of the property owner in the amount of approximately $92 thousand representing four monthly lease payments. Lease expenses recorded in the interim consolidated statements of operations were $96 thousand and $48 thousand for the three and six months ended June 30, 2019, respectively.

D.	In May 2017, the Company signed an additional agreement with Yeda (the “2017 License Agreement”). According to which, Yeda provided a license to the Company. As consideration for the license, the Company will pay $10,000 for the term of the 2017 License Agreement, unless earlier terminated by either party, and granted Yeda 244,618 warrants to purchase Ordinary Shares of the Company at NIS 0.01 nominal value. Refer to Note 10 below for the terms of the warrants granted. In the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction, as adjusted per the terms of the agreement, in lieu and without duplication of the exit fee contemplated by the 2015 License Agreement. Upon the closing of the merger with CHAC, the provisions of the Yeda license agreement related to the exit fee will be amended (see note 10). As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2017 License Agreement as of June 30, 2019.

E.	In April 2017, the Company signed an exclusive patent license agreement with the Massachusetts Institute of Technology (“MIT”) covering methods to synthetically engineer phage. According to the agreement, the Company received an exclusive, royalty-bearing license to certain patents held by MIT. In return, the Company paid an initial license fee of $25,000 during the year ended December 31, 2017 and is required to pay certain license maintenance fees of up to $250,000 in each subsequent year and following the commercial sale of licensed products. The Company is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $2.4 million in aggregate as well as royalty payments on future revenues. The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

F.	As successor in interest to RondinX, the Company is a party to a license agreement dated March 20, 2016 with Yeda, pursuant to which the Company has a worldwide exclusive license to Yeda’s know-how, information and patents related to the Company’s meta-genomics target discovery platform. As consideration for the license, the Company will pay license fees of $10,000 subject to the terms and conditions of the agreement. Either party has the option to terminate the agreement at any time by way of notice to the other party as outlined in the agreement. In addition, the Company will pay a royalty in the low single digits on revenue from the sale of products. As the Company has not yet generated revenue from operations, no provision was included in the financial statements as of as of June 30, 2019 with respect to the agreement.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

G.	In December 2017, the Company signed a patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive patent license to certain patent rights related to the Company’s inflammatory bowel disease program. In return, the Company will pay annual license fees of between $15 thousand to $25 thousand subject to the terms and conditions specified in the agreement. Additionally, the Company is obligated to pay contingent consideration based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million and royalty payments based on future revenue.

The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones does not meet the probable threshold.

H.	In April 2019, the Company signed additional patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive sublicense by JSR to certain patent license to certain patent rights related to the Company’s Primary Sclerosing Cholangitis program. In return, the Company is required (i) to pay a license issue fee of $20,000 and annual license fees ranging from $15,000 to $25,000 and (ii) make additional payments based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million (“milestone payments”) and (iii) make tiered royalty payments, in the low single digits based on future revenue. As the Company has not yet generated any revenue, and the achievement of certain milestones is not probable, no provision was included in the interim consolidated financial statements as of as of June 30, 2019 and in the financial statements December 31, 2018 with respect to the agreement.

NOTE 8 — SHAREHOLDERS’ EQUITY

A.	Share Capital:

Ordinary Shares:

The Ordinary Shares entitle their holders the right to receive notice of, and to participate and vote in, all general meetings, to receive dividends and, subject to the Articles to participate in the distribution of the surplus assets and funds of the Company in a Liquidation Event (as defined in the Articles). The holder of an Ordinary Share has no other right and such holder may waive, in writing, any of the rights set forth above, including the rights to receive notices of, and to participate and vote in, all general meetings; provided, however, that such holder will be entitled to any other mandatory right of a shareholder in a private Company pursuant to the Companies Law which cannot be waived.

Ordinary A Shares:

The Ordinary A Shares are convertible into Ordinary Shares upon the closing of each and every investment round (as defined in the Articles), by providing a notice to this effect to the Company. The holders of the Ordinary A Shares are entitled to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares. However, the holders of the Ordinary A Shares do not have voting rights.

Preferred A Shares:

The Preferred A Shares are convertible into 234,147 Ordinary Shares, representing a conversion price of $4.10 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares and Ordinary A Shares, as well as the right to participate in a distribution of surplus of assets upon liquidation of the Company, merger and acquisition event and distribution of dividend by the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event Date (as defined in the Articles), before any distribution is made to a holder of any Ordinary Shares.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

The Preferred A Share conversion price is subject to broad weighted average anti-dilution protection in the event of future funding at an effective share price which is lower than the Preferred A Share conversion price.

Preferred A-1 Shares:

The Preferred A-1 Shares are convertible into 2,500,511 Ordinary Shares, representing a conversion price of $10.22 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-2 Shares:

The Preferred A-2 Shares are convertible into 130,434 Ordinary Shares, representing a conversion price of $9.20 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-4 Shares:

Preferred A-4 Shares are convertible into 255,320 Ordinary Shares, representing a conversion price of $11.75 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares:

Preferred B Shares are convertible into 2,266,314 Ordinary Shares, representing a conversion price of $14.1 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares entitle their holder to participate in a distribution of surplus of assets upon liquidation of the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event (as defined in the Articles) date, before any distribution is made to holder of any Preferred A Shares (i.e., Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares and Preferred A-4 Shares), and any Ordinary Shares.

B.	Issuance of Share Capital:

In June 2015, the Company entered into the Incubator Agreement with the Incubator and other investors (the “June 2015 Investors”). In accordance with the Incubator Agreement, the Company issued 812,000 Ordinary Shares at NIS 0.01 nominal value to the June 2015 Investors and an additional 125,261 Ordinary Shares at NIS 0.01 nominal value to a trustee to be held in trust for the sole purpose of allocation of the Ordinary Shares to employees and consultants of the Company.

In addition, the Company issued 234,147 Preferred A Shares at NIS 0.01 nominal value to the investors in consideration for $960 thousands and granted Yeda warrants to purchase 20,360 Preferred A Shares nominal value NIS 0.01.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

On February 2017, the Company entered into a share purchase agreement (the “February 2017 SPA”) with new and existing investors (the “February 2017 Investors”). In accordance with the February 2017 SPA, On February 15, 2017, the Company issued the February 2017 Investors 1,663,404 Preferred A-1 Shares at NIS 0.01 nominal value (“Preferred A-1 Shares”), and 130,434 Preferred A-2 Shares at NIS 0.01 nominal value in two tranches as follows:

●	On February 15, 2017, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands. In addition, the convertible notes in an amount of $1,200 thousands granted in August 2016 were converted into 130,434 Preferred A-2 Shares at NIS 0.01 nominal value.

●	On February 7, 2018, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands.

On March 26, 2017 the Company entered into share purchase agreement (the “March 2017 SPA”) with new investors (the “March 2017 Investors”). In accordance with the March SPA, the Company issued to the March 2017 Investors 587,084 Preferred A-1 Shares in two tranches as follows:

●	On March 30, 2017, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

●	On February 7, 2018, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

On November 30, 2017, the Company entered into a share purchase agreement (the “November 2017 SPA”) with additional investors (the “November 2017 Investors”). In accordance with the November 2017 SPA, the Company issued the November 2017 Investors 255,320 Preferred A-4 Shares at NIS 0.01 nominal value in two tranches as follows:

●	On December 7, 2017, the Company issued 127,660 Preferred A-4 Shares for total consideration of $1,500 thousand.

●	On February 7, 2018, the Company issued 127,660 Preferred A-4 Shares for a total consideration of $1,500 thousand.

On November 19, 2017, the Company signed an agreement to purchase 100% of RondinX shares (see also Note 6). The consideration transferred included an issuance of 250,023 Preferred A-1 Shares and 4,380 warrants to purchase Preferred A-1 shares for no additional consideration.

In November 2018, the Company entered into a share purchase agreement (the “November 2018 SPA”) with new and existing investors (the “November 2018 Investors”). In accordance with the November 2018 SPA, the Company issued to the November 2018 Investors a total of 2,266,314 Preferred B Shares at NIS 0.01 nominal value (the “Preferred B Shares”) for total consideration of $31,955 thousand as follows:

●	On November 28, 2018 and on December 11, 2018, the Company issued to the November 2018 Investors 2,053,548 and 85,106 Preferred B Shares, respectively, for total consideration of $30,155 thousand in accordance with the November 2018 SPA.

●	On January 8, 2019, the Company issued to the November 2018 Investors an additional 127,660 Preferred B Shares for total consideration of $1,800 thousand in accordance with the November 2018 SPA.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

C.	Share-based compensation:

The Company has a plan whereby it grants options which represent a right to purchase 1 Ordinary Share of the Company in consideration of the payment of an exercise price. The options granted have been in accordance with the “capital gains route” under section 102 and section 3(i) of the Israeli Income Tax Ordinance and section 409A of the Israeli IRS Code.

In 2015, the Company’s Board of Directors (the “Board”) approved a plan for allocation of options to employees, service providers and officers. As of June 30, 2019, the number of options available for grant under the approved plan was 164,176 options.

On November 2015, the Board approved the grant of 180,139 non- tradable options without consideration to one employee, four consultants and six employees of the Incubator. Based on the considerations in ASC 718-10, the employees of the Incubator were defined as employees based on their relationship with the Company.

The options to two of the consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to the employees of the Incubator and to two consultants were granted at an exercise price of NIS 0.01 per share. 33% of the options vest and become exercisable on the first anniversary of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

The options to the Company employee were granted at an exercise price of NIS 0.01 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

During 2016, the Board approved the grant of an additional 128,260 non-tradable options without consideration to four employees and five consultants.

The options to three employees were granted at an exercise price of NIS 0.01 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to one additional employee were granted at an exercise price of $1.3 per share. 13,851 options vest and become exercisable upon appointment as chief executive officer of the Company. The remainder of the options shall vest as follows: 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to two consultants were granted at an exercise price of NIS 0.01 per share.

22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to two additional consultants were granted at an exercise price of $1.3 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

The options to one additional consultant were granted at an exercise price of $4.1 per share.

33% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

During 2017, the Board approved the grant of an additional 448,775 non-tradable options without consideration to 29 employees and 5 consultants.

The options to 29 employees and 3 consultants were granted at an exercise price of $4.089 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to 2 additional consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

During October 2017, 4,564 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

During 2018, the Board approved the grant of an additional 325,026 non-tradable options without consideration to 27 employees and 82,513 non-tradable options without consideration to 2 consultants.

362,555 options were granted at an exercise prices of $4.771-$4.909 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

44,984 options were granted at an exercise price of $4.089 per share and vest on variable vesting dates.

During 2018, 12,797 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

Certain senior employees are entitled to full acceleration of their unvested options upon the occurrence of cumulative two certain events.

In March 2019, the Board approved the grant of an additional 212,900 non-tradable options without consideration to 21 employees and 2,503 non-tradable options without consideration to one consultant.at an exercise prices of $4.91 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The fair value of each option was estimated as of the date of grant or reporting period using the Black-Scholes option-pricing model.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

The fair value of options granted during the period was estimated at the date of grant using the following assumptions:

Six months ended June 30, 2019
Underlying value of ordinary share ($)	4.91
Exercise price ($)	4.91
Expected volatility (%)	93.1
Term of the option (years)	6.25
Risk-free interest rate (%)	2.23

The cost of the benefit embodied in the options granted during the six-month period ended June 30, 2019, based on their fair value as at the grant date, is estimated to be $836 thousand. These amounts will be recognized in statements of operations over the vesting period.

Warrants:

1.	In May 2017, in accordance with the 2017 License Agreement (see also Note 6D), the Company issued to Yeda, for no consideration, 244,618 warrants to purchase Ordinary Shares at NIS 0.01 nominal value. The Company recognized expenses of $ 13 thousand and $49 thousand for the three months ended June 30, 2019 and 2018, respectively and $48 thousand and $89 thousand for the six months ended June 30, 2019 and 2018, respectively, which were included in research and development expenses.

97,847 warrants were fully vested and exercisable on the date of their issuance. The remainder of the warrants will vest and become exercisable subject to achievement of certain milestones specified in the agreement as follows:

a.	73,385 upon the filing of a patent application covering any Discovered Target or a Product,

b.	48,924 upon achievement of the earlier of the following milestone by the Company:

(i)	execution of an agreement with a pharmaceutical company with respect to the commercialization of any of the Company’s licensed technology or the Consulting IP or a Product (both defined in the 2017 License Agreement) or

(ii)	the filing of a patent application covering any Discovered Target (as defined in the 2017 License Agreement) or a Product.

c.	24,462 upon completion of a Phase 1 clinical trial in respect of a Product.

2.	In November 2017, in accordance with the RondinX share purchase agreement (see also Note 5), the Company issued to Yeda and 2 consultants, for no consideration, 4,380 warrants to purchase Preferred A-1 Shares at NIS 0.01 nominal value.

The warrants were fully vested and exercisable on the date of their issuance.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — SHAREHOLDERS’ EQUITY (cont.)

(1)	A summary of options granted to purchase the Company’s Ordinary Shares under the Company’s share option plan is as follows:

	For year six months ended June 30, 2019
	Employees			Consultants
	Number of Options	Weighted average exercise price	Aggregate intrinsic value	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at the beginning of year	772,985	3.81	849	290,534	1.66	944
Granted	212,900	4.91		2,503	4.91
Forfeited	(49,203)	4.37		—
Exercised	—			—
Outstanding at the end of year	936,682	4.03	824	293,037	1.69	944
Vested at end of period	335,618			175,727
Weighted average remaining contractual life – years as of June 30, 2019	8.94			7.62

	Warrants issued to Yeda
	Number of Options	Weighted average exercise price		Aggregate intrinsic value
Outstanding as at June 30, 2019 and December 31, 2018	244,618	(*	)	1,200
Vested as at June 30, 2019 and December 31, 2018	97,847
Weighted average remaining contractual life – years as of June 30, 2019	5.86
Weighted average remaining contractual life – years as of December 31, 2018	6.36

(*)	Less than $0.01.

(2)	The following table sets forth the total share-based payment expenses resulting from options granted, included in the statements of operation:

	Six months ended June 30,
	2019	2018
R&D	367	174
General and administrative	264	281
	631	455

	Three months ended June 30,
	2019	2018
R&D	173	103
General and administrative	154	109
	327	212

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — RELATED PARTIES

On October 31, 2018, BiomX entered into a research collaboration agreement with Janssen Research & Development, LLC (“Janssen”) an affiliate of shareholder Johnson & Johnson Development Corporation, for a collaboration on biomarker discovery for inflammatory bowel disease (“IBD”). Under the agreement, BiomX is eligible to receive fees totaling $167 thousand in installments of $50 thousand within 60 days of signing of the agreement, $17 thousand upon completion of data processing, and two installments of $50 thousand each, upon delivery of Signature Phase I of the Final Study Report (both terms defined within the agreement). Unless terminated earlier, this agreement will continue in effect, until 30 days after the parties complete the research program and BiomX provide Janssen with a final study report. The research period started during March 2019 and is expected to continue through September 2019. As of June 30, 2019, the Company received $50 thousand with respect to this agreement. and recorded a reduction from research and development expenses of $95 thousand during the six months ended June 30, 2019.

NOTE 10 — SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10-50-1, the Company has analyzed its operations subsequent to June 30, 2019 and up until August 22, 2019, the date these interim consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose except as follows:

A.	On July 16, 2019, the Company entered into a merger agreement (the “Merger Agreement”), with Chardan Healthcare Acquisition Corp. (“CHAC”), CHAC Merger Sub Ltd. (“Merger Sub”), and Shareholder Representative Services LLC (“SRS”), pursuant to which, among other things, the Company will merge with Merger Sub. with the Company being the surviving entity in accordance with the Israeli Companies Law, 5759-1999 (the “Companies Law”), as a wholly owned direct subsidiary of CHAC (the “Merger”). CHAC is a SPAC (Special Purpose Acquisition Company), a corporation that is publicly traded on the New York Stock Exchange. CHAC raised $70,000,000 in its initial public offering in 2018 and has not conducted any business other than seeking a party to a merger transaction (such as the Merger herein) where the cash CHAC raised, or part of it, will be used to finance the operations of the company it would merge with.

The consideration payable in the Merger consists of an aggregate of 16,625,000 shares of CHAC common stock, subject to reduction for indemnification claims (as described below), that will be issued (or reserved for issuance pursuant to currently exercisable options or warrants) in respect of shares of the Company that are issued and outstanding as of immediately prior to the effective time of the Merger (the “Closing”) and options and warrants to purchase shares of the Company, in each case, that are issued, outstanding and vested as of immediately prior to the Closing. Additional shares of CHAC common stock will be reserved for issuance in respect of options and warrants to purchase shares of the Company that are issued, outstanding and unvested as of immediately prior to the closing.

The closing of the Merger is subject to certain closing conditions. As of August 22, 2019, the date these interim consolidated financial statements were issued, the Merger has not closed.

B.	In July 2019, the Company has committed to enter into loan agreements in the aggregate amount of up to $1,900 thousand, with certain of its shareholders who are subject to taxation in Israel, pursuant to which the Company will extend to such shareholders loans for the purpose of paying Israeli capital gain taxes payable by them in connection with the issuance to them of CHAC shares in exchange for their shares in the Company upon consummation of the Merger. Such loans are for a period of up to two years, are non-recourse and are secured by CHAC shares issued to them that have a value (based on $10 per share, the attributed price of the CHAC Shares immediately prior to such issuance that equals three times the loan amount.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SUBSEQUENT EVENTS (cont.)

C.	In July 2019, the Company, Yeda and CHAC amended the 2015 License Agreement and to the 2017 License Agreement with Yeda (the “Amendment”). Pursuant to the Amendment, upon the closing of the Merger, the provisions of the Yeda license agreements related to the exit fee will be amended so that, instead of the exit fee, in the event of any merger or acquisition involving CHAC, CHAC is obliged to pay Yeda a one-time payment as described in the amendment which will not exceed 1% of the consideration received under such transaction.

BIOMX LTD.

CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Note	2018	2017
		USD In thousands
ASSETS

Current assets
Cash and cash equivalents		8,604	6,898
Restricted cash		89	95
Short-term deposits		31,055	1,154
Other receivables	3	140	327
Total current assets		39,888	8,474

Property and equipment, net	4	887	960

In-process research and development (“R&D”)	5	4,556	4,556

		45,331	13,990

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED BALANCE SHEETS (CONTINUED)

		As of December 31,
	Note	2018	2017
		USD In thousands
LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade account payables		193	421
Other account payables	6	1,396	1,038
Related parties	7	50	—
Total current liabilities		1,639	1,459

Non-current liabilities
Contingent liabilities	5	889	1,001
Total non-current liabilities		889	1,001

Commitments and Contingent Liabilities	8

Shareholders’ equity

Ordinary shares, NIS 0.01 par value (“Ordinary Shares”); Authorized 14,044,778 shares as of December 31, 2018 and 10,948,215 shares as of December 31, 2017. Issued and outstanding 954,622 shares as of December 31, 2018 and 653,613 shares as of December 31, 2017		3	3

Ordinary A shares, NIS 0.01 par value (“Ordinary A Shares”); Authorized 1,000,000 shares as of December 31, 2018 and December 31, 2017. Issued and outstanding 0 as of December 31, 2018 and 288,212 shares as of December 31, 2017.		—	(*	)

Preferred A shares (“Preferred A Shares”); NIS 0.01 par value; Authorized 6,796,342 shares as of December 31, 2018 and December 31, 2017. Issued and outstanding 3,120,412 shares as of December 31, 2018 and 1,867,508 shares as of December 31, 2017.		6	4

Preferred B shares (“Preferred B Shares”); NIS 0.01 par value; Authorized 2,836,880 shares as of December 31, 2018 and 0 shares as of December 31, 2017. Issued and outstanding 2,138,654 shares as of December 31, 2018 and 0 shares as of December 31, 2017.		3	—

Additional paid in capital		64,400	20,412
Accumulated deficit		(21,609)	(8,889)
Total shareholders’ equity		42,803	11,530

		45,331	13,990

(*)	Less than $1,000.

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		Year ended December 31,
	Note	2018	2017	2016
		USD In thousands
Research and development (“R&D”) expenses, net	11	9,135	4,176	1,149
General and administrative expenses	12	3,360	2,536	620

Operating Loss		12,495	6,712	1,769

Revaluation of convertible note	9	—	—	133
Financial expenses, net		225	(279)	(2)

Net Loss		12,720	6,433	1,900

Basic and diluted loss per Ordinary Shares and Ordinary A Shares	14	18.41	9.08	2.43

Weighted average number of Ordinary Shares and Ordinary A Shares outstanding, basic and diluted		828,295	813,902	812,000

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

USD in thousands except share data

	Ordinary Shares			Ordinary A Shares			Preferred A Shares			Preferred B Shares		Additional paid in	Accumulated	Total shareholders’ equity
	Shares	Amount		Shares	Amount		Shares	Amount		Shares	Amount	capital	deficit	(deficit)
Balance as of January 1, 2016	937,261	3		—	—		234,147	(*	)	—	—	1,195	(556)	642

Share-based payment	—	—		—	—		—	—		—	—	247	—	247
Net loss	—	—		—	—		—	—		—	—	—	(1,900)	(1,900)
Balance as of December 31, 2016	937,261	3		—	—		234,147	(*	)	—	—	1,442	(2,456)	(1,011)

Issuance of shares (**)	—	—		—	—		1,252,904	2		—	—	13,000	—	13,002
Conversion of Ordinary to Ordinary A Shares	(288,212)			288,212	(*	)	—	—		—	—	—	—	—
Shares issued in connection with convertible note conversion	—	—		—	—		130,434	(*	)	—	—	1,333	—	1,333
Shares issued in connection with acquisition of subsidiary	—	—		—	—		250,023	2		—	—	3,327	—	3,329
Share-based payment	—	—		—	—		—	—		—	—	1,310	—	1,310
Exercise of options	4,564	(*	)	—	—		—	—		—	—	—	—	—
Net loss	—	—		—	—		—	—		—	—	—	(6,433)	(6,433)
Balance as of December 31, 2017	653,613	3		288,212	(*	)	1,867,508	4		—	—	20,412	(8,889)	11,530

Issuance of shares (***)	—	—		—	—		1,252,904	2		2,138,654	3	43,037	—	43,042
Conversion of shares	288,212	(*	)	(288,212)	(*	)	—	—		—	—	—	—	—
Share-based payment	—	—		—	—		—	—		—	—	951	—	951
Exercise of options	12,797	(*	)	—	—		—	—		—	—	—	—	—
Net loss	—	—		—	—		—	—		—	—	—	(12,720)	(12,720)
Balance as of December 31, 2018	954,622	3		—	—		3,120,412	6		2,138,654	3	64,400	(21,609)	42,803

(*)	Less than $1,000.
(**)	Net of issuance expenses in amount of $73,000.
(***)	Net of issuance expenses in amount of $114,000.

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For year ended December 31,
	2018	2017	2016
	USD In thousands
CASH FLOWS – OPERATING ACTIVITIES
Net loss	(12,720)	(6,433)	(1,900)

Adjustments required to reconcile cash flows used in operating activities
Depreciation	210	95	23
Share-based compensation	951	1,310	247
Accrued interest	—	—	2
Revaluation of convertible notes and contingent liabilities	(112)	—	133

Changes in operating assets and liabilities:
Other receivables	187	(225)	63
Trade account payables	(228)	407	(15)
Other account payables	358	783	92
Related parties	50	(37)	19
Net cash used in operating activities	(11,304)	(4,100)	(1,336)

CASH FLOWS – INVESTING ACTIVITIES
Increase in short-term deposit	(29,901)	(1,154)	—
Acquisition of a subsidiary, net of cash acquired	—	(112)	—
Purchase of property and equipment	(137)	(850)	(98)
Net cash used in investing activities	(30,038)	(2,116)	(98)

CASH FLOWS – FINANCING ACTIVITIES
Issuance of preferred shares, net of issuance costs	43,042	12,953	—
Proceeds from issuance of convertible notes	—	—	1,200
Exercise of stock options	(* )	(* )	—
Net cash provided by financing activities	43,042	12,953	1,200

Increase in cash and cash equivalents and restricted cash	1,700	6,737	(234)

Cash and cash equivalents and restricted cash at the beginning of the year	6,993	256	490

Cash and cash equivalents and restricted cash at the end of the year	8,693	6,993	256

(*)	Less than $1,000.

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

	For the year ended December 31,
	2018	2017	2016
	USD In thousands
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:

Conversion of convertible notes into Preferred A Shares	—	1,333	—

Appendix A: Acquisitions of subsidiary consolidated for the first time

Working capital (excluding cash and cash equivalents)	—	(78)	—
Property and equipment, net	—	14	—
In-process R&D	—	4,556	—

Acquisition of a subsidiary, net of cash acquired	—	4,492	—

The accompanying Notes are an integral part of the consolidated financial statements.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 1 — GENERAL

A.	General information:

BiomX Ltd. (formerly known as MBcure Ltd.) (the “Company”) was incorporated in March 2015 and began operations in May 2015. The Company is developing bacteriophage-based therapies for the treatment and prevention of diseases stemming from dysbiosis of the microbiome. On May 11, 2017, the Company changed its name from MBcure Ltd. to BiomX Ltd.

BiomX was formed as an incubator company as part of the FutuRx incubator (the “Incubator” or “FutuRx”), The Company’s R&D program was approved by the Israel Innovation Authority (the “IIA”) at the Israeli Ministry of Economy and until 2017, the majority of BiomX’s funding was from IIA grants and funding by the Incubator, which is supported by the IIA. BiomX continued to apply for and receive IIA grants also after BiomX left the Incubator. The requirements and restrictions for such grants are found in the Israel Encouragement of Research and Development in Industries (the “Research Law”).

On November 27, 2017, the Company acquired 100% control and ownership of RondinX Ltd. (“RondinX,” see note 5).

B.	Risk factors:

To date, the Company has not generated revenue from its operations. As of July 17, 2019, the Company had unrestricted cash and cash equivalent balance and short-term deposits of approximately $34 million, which management believes is sufficient to fund its operations for more than 12 months from the date of issuance of these financial statements and sufficient to fund its operations necessary to continue development activities of its current proposed products.

Due to continuing R&D activities, the Company expects to continue to incur additional losses for the foreseeable future. The Company plans to continue to fund its current operations, as well as other development activities relating to additional product candidates, through future issuances of either debt and/or equity securities and possibly additional grants from the IIA and other government institutions. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for the Company’s stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company.

C.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported years. Actual results could differ from those estimates.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the preparation of the financial statements on a consistent basis, are as follows:

A.	Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and include the accounts of the Company and its wholly owned subsidiary, RondinX since its acquisition in November 2017. All intercompany accounts and transactions have been eliminated in consolidation.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

B.	Functional currency and foreign currency translation:

The functional currency of the Company is the U.S dollar (“dollar”) since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Transactions and balances denominated in dollars are presented at their original amounts.

Transactions and balances denominated in foreign currencies have been re-measured to dollars in accordance with the provisions of ASC 830-10, “Foreign Currency Translation.”

All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of comprehensive loss as financial income or expenses, as appropriate.

C.	Cash and cash equivalents:

The Company considers all highly liquid investments, including unrestricted short-term bank deposits purchased with original maturities of three months or less, to be cash equivalents.

D.	Short-term deposits:

Short-term deposits represent time deposits placed with banks with original maturities of greater than three months but less than one year. Interest earned is recorded as interest income in the consolidated statement of comprehensive loss during the years for which the Company held short-term deposits.

The Company has deposits denominated in USD held with Bank Hapoalim US and Bank Leumi Israel that bear fixed annual interest of 2.9% to 3.6%.

E.	Property and equipment:

Property and equipment are presented at cost less accumulated depreciation. Depreciation and amortization are calculated based on the straight-line method over the estimated useful lives of the related assets or terms of the related leases, as follows:

%
Laboratory equipment	15
Computers and software	33
Equipment and furniture	15
Leasehold improvements	Shorter of lease term or useful life

In accordance with ASC 360-10, management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value. For the years ended December 31, 2018, 2017, and 2016, no impairment expenses were recorded.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

F.	Intangible assets:

Intangible R&D assets acquired in a business combination (IPR&D) are recognized at fair value as of the acquisition date and subsequently accounted for as indefinite-lived intangible assets until completion or abandonment of the associated R&D efforts.

Indefinite-lived intangible assets are reviewed for impairment at least annually or whenever there is an indication that the asset may be impaired.

G.	Income taxes:

The Company provides for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2018 and 2017, the Company had a full valuation allowance against deferred tax assets.

The Company is subject to the provisions of ASC 740-10-25, Income Taxes (ASC 740). ASC 740 prescribes a more likely-than-not threshold for the financial statement recognition of uncertain tax positions. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. On a yearly basis, the Company undergoes a process to evaluate whether income tax accruals are in accordance with ASC 740 guidance on uncertain tax positions. The Company has not recorded any liability for uncertain tax positions for the years ended December 31, 2018, 2017, or 2016.

H.	Fair value of financial instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data.

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

There were no changes in the fair value hierarchy leveling during the years ended December 31, 2018, 2017, and 2016.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table summarizes the fair value of our financial assets and liabilities that were accounted for at fair value on a recurring basis, by level within the fair value hierarchy, as of December 31, 2018 and 2017:

	December 31, 2018
	Level 1	Level 2	Level 3	Fair Value
Liabilities
Contingent consideration	—	1,333	889	889

	December 31, 2017
	Level 1	Level 2	Level 3	Fair Value
Liabilities
Contingent consideration	—	—	1,001	1,001

Financial instruments with carrying values approximating fair value include cash and cash equivalents, restricted cash, short-term deposits, other current assets, trade accounts payable and other current liabilities, due to their short-term nature.

I.	R&D costs:

R&D costs are charged to statements of comprehensive loss as incurred.

J.	Basic and diluted loss per share:

Basic loss per share is computed by dividing net loss by the weighted average number of Ordinary and Ordinary A Shares outstanding during the year. Diluted loss per share is computed by dividing net loss by the weighted average number of Ordinary Shares and Ordinary A Shares outstanding during the year, plus the number of Ordinary Shares and Ordinary A Shares that would have been outstanding if all potentially dilutive Ordinary Shares and Ordinary A Shares had been issued, using the treasury stock method, in accordance with ASC 260-10 “Earnings per Share.” Potentially dilutive Ordinary Shares and Ordinary A Shares were excluded from the calculation of diluted loss per share for all periods presented due to their anti-dilutive effect due to losses in each period.

K.	Defined contribution plans:

Under Israeli employment laws, employees of the Company are included under Article 14 of the Severance Compensation Act, 1963 (“Article 14”) for a portion of their salaries. According to Article 14, these employees are entitled to monthly deposits made by the Company on their behalf with insurance companies.

Payments in accordance with Article 14 release the Company from any future severance payments (under the Israeli Severance Compensation Act, 1963) with respect of those employees. The aforementioned deposits are not recorded as an asset on the Company’s balance sheet, and there is no liability recorded as the Company does not have a future obligation to make any additional payments. The Company’s contributions to the defined contribution plans are charged to the consolidated statement of comprehensive loss as and when the services are received from the Company’s employees. Total expenses with respect to these contributions were $283 thousand, $145 thousand, and $42 thousand for the years ended December 31, 2018, 2017, and 2016, respectively.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

L.	Stock compensation plans:

The Company applies ASC 718-10, “Share-Based Payment,” (“ASC 718-10”) which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options under the Company’s stock plans based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense over the requisite service periods in the Company’s statements of comprehensive loss. The Company recognizes share-based award forfeitures as they occur rather than estimate by applying a forfeiture rate.

The Company accounts for share-based compensation awards to non-employees in accordance with FASB ASC 505-50, “Equity-Based Payments to Non-Employees” (“FASB ASC 505-50”). Under FASB ASC 505-50, the Company determines the fair value of the warrants or share-based compensation awards granted as either the fair value of the consideration received, or the fair value of the equity instruments issued, whichever is more reliably measurable.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee share-based payments are recorded as an expense over the service period, as if the Company had paid cash for the services. At the end of each financial reporting period, prior to vesting or prior to the completion of the services, the fair value of the share-based payments will be remeasured and the non-cash expense recognized during the period will be adjusted accordingly. Since the fair value of share- based payments granted to non-employees is subject to change in the future, the amount of the future expense will include fair value remeasurements until the share-based payments are fully vested or the service completed.

The Company recognizes compensation expense for the fair value of non-employee awards over the requisite service period of each award.

The Company estimates the fair value of stock options granted as equity awards using a Black-Scholes options pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility is estimated based on volatility of similar companies in the technology sector. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected option term is calculated for options granted to employees and directors using the “simplified” method. Grants to non-employees are based on the contractual term. Changes in the determination of each of the inputs can affect the fair value of the options granted and the results of operations of the Company.

M.	Recent Accounting Standards:

In February 2016, the FASB issued ASU 2016-02 “Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. For operating leases, the ASU requires a lessee to recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, on its balance sheet. The ASU retains the current accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

In July 2018, the FASB issued ASU No. 2018-11, “Targeted Improvements — Leases (Topic 842).” This update provides an optional transition method that allows entities to elect to apply the standard prospectively at its effective date versus recasting the prior periods presented. If elected, an entity would recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company plans to adopt this ASU in the first quarter of 2019.

While the Company continues to assess all of the effects of adoption, it currently believes the most significant effects from implementing this standard relate to the recognition of new right-of-use (“ROU”) assets and lease liabilities on its balance sheet for office space operating lease. Upon adoption, the Company currently expects to recognize additional ROU assets and lease liabilities of approximately $377K, based on the present value of the remaining minimum rental payments under current leasing standards for its existing operating lease.

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments — Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. The ASU replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. The Company plans to adopt this ASU in the first quarter of 2020. The Company does not expect the adoption of this ASU will have a material impact on its consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees. The Company plans to adopt this standard in the first quarter of 2019. ASU 2018-07 is not expected to have a material impact on Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements and is effective for the Company beginning on January 1, 2020. The Company does not expect that this standard will have a material effect on the Company’s consolidated financial statements.

In November 2018, the FASB issued ASU 2018-18 — “Collaborative Arrangements (Topic 808),” which clarifies the interaction between Topic 808 and Topic 606, Revenue from Contracts with Customers. The Company expects to adopt this standard in the first quarter of fiscal year 2020. This standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 3 — OTHER RECEIVABLES

	As of December 31,
	2018	2017
	USD In thousands
Government institutions	129	199
Grant income receivable	—	128
Prepaid expenses and others	11	—
	140	327

NOTE 4 — PROPERTY AND EQUIPMENT, NET

	As of December 31,
	2018	2017
	USD In thousands
Cost:
Computers and software	272	236
Laboratory equipment	608	558
Equipment and furniture	132	120
Leasehold improvements	214	175
	1,226	1,089
Depreciation:
Computers and software	125	60
Laboratory equipment	165	59
Equipment and furniture	4	3
Leasehold improvements	45	7
	339	129
	887	960

NOTE 5 — ACQUISITION OF SUBSIDIARY

On November 19, 2017, the Company signed a share purchase agreement with the shareholders of RondinX Ltd. In accordance with the share purchase agreement, the Company acquired 100% control and ownership of RondinX for consideration valued at $ 4.5 million. The consideration included the issuance of 250,023 Preferred A Shares, the issuance of warrants to purchase an aggregate of 4,380 Series A-1 Preferred Shares, and additional contingent consideration. The contingent consideration is based on the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis or entry into qualifying collaboration agreements with certain third parties and may require the Company to issue 234,834 ordinary shares upon the attainment of certain milestones, as well as make future cash payments and/or issue additional shares of the most senior class of the Company’s shares authorized or outstanding as of the time the payment is due, or a combination of both of up to $32 million of the Company within ten years from the closing of the agreement and/or the entering of agreements with certain third parties or their affiliates that include a qualifying up-front fee and is entered into within three years from the closing of the agreement. The Company has the discretion of determining whether milestone payments will be made in cash or by issuance of shares.

The Company completed the RondinX acquisition on November 27, 2017.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 5 — ACQUISITION OF SUBSIDIARY (cont.)

The fair value of the consideration transferred for the business combination was as follows as of November 27, 2017:

USD In thousands
Cash	124
Preferred shares	2,938
Warrants	51
Contingent consideration	1,391
4,504

Net cash flow of the acquisition:

USD In thousands
Consideration paid in cash	124
Net of cash and cash equivalents purchased	(12)
112

The fair value of assets acquired and liabilities assumed as of November 27, 2017:

USD In thousands
Cash	12
Other receivables	26
Property and equipment, net	14
In-process R&D	4,556
Other account payables	(96)
Trade account payables	(8)
4,504

Intangible assets acquired in the acquisition were determined to be in-process R&D. In accordance with ASC 350-30-35-17A, R&D assets acquired in a business combination are considered an indefinite-lived intangible asset until completion or abandonment of the associated R&D efforts. Once the R&D efforts are complete, the Company will determine the useful life of the R&D assets and will amortize these assets accordingly in the financial statements. As of December 31, 2018, the in-process R&D efforts had not yet been completed nor abandoned. Based on management’s analysis, there were no impairment indicators present as of December 31, 2018 and 2017.

NOTE 6 — OTHER ACCOUNT PAYABLES

	As of December 31,
	2018	2017
	USD In thousands
Employees and related institutions	807	621
Accrued expenses	411	260
Government institutions	120	126
Deferred income	58	—
Other account payables	—	31
	1,396	1,038

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 7 — BALANCES AND TRANSACTION WITH RELATED PARTIES

A.	Balances with related parties

	As of December 31,
	2018	2017
	USD In thousands
Janssen (See 1 below)	50	—
	50	—

B.	Transactions with related parties

	Year ended December 31,
	2018	2017	2016
	USD In thousands
R&D expenses (See Note 8D)	—	—	163
General and administration expenses (See 2 below)	28	251	134

1.	On October 31, 2018, BiomX entered into a research collaboration agreement with Janssen Research & Development, LLC (“Janssen”) an affiliate of shareholder Johnson & Johnson Development Corporation, for a collaboration on biomarker discovery for inflammatory bowel disease (“IBD”). Under the agreement, BiomX is eligible to receive fees totaling $167,000 in installments of $50,000 within 60 days of signing of the agreement, $17,000 upon completion of data processing, and two installments of $50,000 each, upon delivery of Signature Phase I of the Final Study Report (both terms defined within the agreement). Unless terminated earlier, this agreement will continue in effect, until 30 days after the parties complete the research program and BiomX provide Janssen with a final study report. The Company received the first $50,000 installment during 2018. This amount was deferred as of December 31, 2018, as the Company has not yet completed its performance obligation with respect to the agreement.

2.	In June 2015, an incubator company formation and financing agreement (the “Incubator Agreement”) was signed between the Company and other investors. According to the agreement, role of the Incubator (as defined within the agreement) is to provide the Company offices, labs, administrative, finance, legal and other services. In return for these services, the Incubator was entitled to receive fees at amount equal to 20% of the Company’s payroll expenses. Starting from July 2018, the Company no longer received these services from the Incubator. The Company recorded total expenses of $28 thousand, $251 thousand, and $134 thousand for the years ended December 31, 2018, 2017, and 2016, respectively, with respect to this agreement.

3.	The Company entered into a credit line agreement with the Incubator in May 2015 (the “Credit Line Agreement”), according to which, during the Incubator Period (as defined within the Credit Line Agreement) of the Company, the Incubator may provide loans to the Company, upon the Company’s request and subject to the Incubator’s discretion. The loans bear annual interest equivalent to the minimal interest amount recognized and attributed by the Israel Tax Authority, and shall be repaid on a date that is the earlier of (i) the occurrence of an acceleration event, liquidation of the Company, initial public offering or realization event, (ii) within 14 days from a written notice sent by the Company, or (iii) within seven months. The Credit Line Agreement ended on May 31, 2018.

The Company received a loan in the amount of $209 thousand during 2015 that was repaid as of December 31, 2015. The Company received an additional loan during 2016 in the amount of $107 thousand that was repaid in full by December 31, 2016. The loans bore interest of 2.56% and 3.05% during 2016 and 2015, respectively. Total interest expenses recorded during for the year ended December 31, 2016 was approximately $1 thousand.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 7 — BALANCES AND TRANSACTION WITH RELATED PARTIES (cont.)

4.	The Company entered into indemnification agreement with the Incubator on December 13, 2017. According to the agreement, the aggregate amount of the indemnification shall not exceed an aggregate of NIS 2,295,000. In addition, the indemnification is limited only to matters in connection with the Company’s compliance with the IIA regulations and that such indemnification undertakings will not derogate from any other indemnification undertakings to which the Company is bound.

NOTE 8 — COMMITMENTS AND CONTINGENT LIABILITIES

A.	During 2015, 2016 and 2017, the Company submitted three requests to the IIA for a R&D project for the technological incubators program. The approved budget per year was NIS 2,700,000 (approximately $726 thousand) per request. According to the IIA directives, the IIA transferred to the Company 85% of the approved budget and the rest of the budget was funded by certain shareholders.

According to the agreement with the IIA, the Company will pay royalties of 3% to 3.5% of future sales up to an amount equal to the accumulated grant received including annual interest of LIBOR linked to the Dollar. The Company may be required to pay additional royalties upon the occurrence of certain events as determined by the IIA, that are within the control of the Company. No such events have occurred or were probable of occurrence as of the balance sheet date. with respect to these royalties. Repayment of the grant is contingent upon the successful completion of the Company’s R&D programs and generating sales. The Company has no obligation to repay these grants if the R&D program fails, is unsuccessful or aborted or if no sales are generated. The Company had not yet generated sales as of December 31, 2018; therefore, no liability was recorded in these consolidated financial statements.

Total research and development income recorded in the consolidated statement of comprehensive loss was $646 thousand, $660 thousand, and $302 thousand for the years ended December 31, 2018, 2017, and 2016, respectively. As of December 31, 2018, the Company had a contingent obligation to the IIA in the amount of approximately $1.9 million including annual interest of LIBOR linked to the Dollar.

B.	In June 2015, the Company entered into a Research and License Agreement (the “2015 License Agreement”) as amended with Yeda Research and Development Company Limited (“Yeda”), according to which Yeda undertakes to procure the performance of the research. The research includes proof-of-concept studies testing in-vivo phage eradication against a model bacteria in germ free mice, development of an IBD model in animals under germ-free conditions and establishing in-vivo method for measuring immune induction capability (Th1) of bacteria, followed by testing several candidate IBD inducing bacterial strains. During the research period, as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. The Company contributed an aggregate of approximately $1.8 million to the research budget agreed upon in the license agreement. In addition, Yeda granted the Company with an exclusive worldwide license for the development, production and sale of the products (the “License”), as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. In return for the License, the Company will pay Yeda annual license fees of approximately $10 thousand and royalties on revenues as defined in the 2015 License Agreement. As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2015 License Agreement as of December 31, 2018, 2017 and 2016.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 8 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

C.	In May 2017, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $16,000. As part of the agreement, the Company has obtained a bank guarantee in favor of the property owner in the amount of approximately $91 thousand representing four monthly lease payments. Lease expenses recorded in the consolidated statements of comprehensive loss were $198 thousand and $192 thousand for the years ended December 31, 2018, and 2017, respectively.

D.	In May 2017, the Company signed an additional agreement with Yeda (the “2017 License Agreement”). According to which, Yeda provided a license to the Company. As consideration for the license, the Company will pay $10,000 for the term of the 2017 License Agreement, unless earlier terminated by either party, and granted Yeda 244,618 warrants to purchase Ordinary Shares of the Company at NIS 0.01 nominal value. Refer to Note 10 below for the terms of the warrants granted. In the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction, as adjusted per the terms of the agreement. In addition, the 2017 License Agreement includes additional consideration contingent upon future sales or sublicensing revenue. As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2017 License Agreement as of December 31, 2018, 2017 and 2016.

E.	In April 2017, the Company signed an exclusive patent license agreement with the Massachusetts Institute of Technology (“MIT”) covering methods to synthetically engineer phage. According to the agreement, the Company received an exclusive, royalty-bearing license to certain patents held by MIT. In return, the Company paid an initial license fee of $25,000 during the year ended December 31, 2017 and is required to pay certain license maintenance fees of up to $250,000 in each subsequent year and following the commercial sale of licensed products. The Company is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $2.4 million in aggregate as well as royalty payments on future revenues. The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones is not probable.

F.	As successor in interest to RondinX, the Company is a party to a license agreement dated March 20, 2016 with Yeda, pursuant to which the Company has a worldwide exclusive license to Yeda’s know-how, information and patents related to the Company’s meta-genomics target discovery platform. As consideration for the license, the Company will pay license fees of $10,000 subject to the terms and conditions of the agreement. Either party has the option to terminate the agreement at any time by way of notice to the other party as outlined in the agreement. In addition, the Company will pay a royalty in the low single digits on revenue of products. As the Company has not yet generated revenue from operations, no provision was included in the financial statements as of December 31, 2018 with respect to the agreement.

G.	In December 2017, the Company signed a patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive patent license to certain patent rights related to the Company’s inflammatory bowel disease program. In return, the Company will pay annual license fees of between $15 thousand to $25 thousand subject to the terms and conditions specified in the agreement. Additionally, the Company is obligated to pay contingent consideration based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million and royalty payments based on future revenue.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 8 — COMMITMENTS AND CONTINGENT LIABILITIES (cont.)

The consolidated financial statements do not include liabilities with respect to this agreement as the Company has not yet generated revenue and the achievement of certain milestones does not meet the probable threshold.

NOTE 9 — CONVERTIBLE NOTES

On August 9, 2016, the Company and several of its shareholders entered into a Bridge Financing Agreement (the “BFA”). According to the BFA, the Company issued convertible notes and received an aggregate principal amount of $1,200 thousands. The convertible notes did not bear interest and were convertible into Preferred A-2 Shares of the Company, according to the conditions set in the BFA. The fair value of the convertible notes was calculated according to the discount on the Company’s Preferred A Shares as described in the BFA. The difference between the fair value of the convertible note and principal amount received was recorded as a finance expense in the consolidated statement of comprehensive loss in the amount of $133 thousand upon issuance of the note. There was no change in the fair value of the note as of December 31, 2016. During 2017, the convertible notes were converted into 130,434 Preferred A-2 Shares. Refer to Note 10.

The Company concluded that the value of the convertible notes were predominantly based on a fixed monetary amount represented by the 10% discount on the Company’s Preferred A Shares. Accordingly, the convertible notes were classified as debt and was measured at its fair value, pursuant to the provisions of ASC 480-10, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” The fair value of the convertible note was measured based on observable inputs as the fixed monetary value of the variable number of Preferred A-2 Shares to be issued upon conversion (Level 2 measurement).

NOTE 10 — SHAREHOLDERS’ EQUITY

A.	Share Capital:

Ordinary Shares:

The Ordinary Shares entitle their holders the right to receive notice of, and to participate and vote in, all general meetings, to receive dividends and, subject to the Articles to participate in the distribution of the surplus assets and funds of the Company in a Liquidation Event (as defined in the Articles). The holder of an Ordinary Share has no other right and such holder may waive, in writing, any of the rights set forth above, including the rights to receive notices of, and to participate and vote in, all general meetings; provided, however, that such holder will be entitled to any other mandatory right of a shareholder in a private Company pursuant to the Companies Law which cannot be waived.

Ordinary A Shares:

The Ordinary A Shares are convertible into Ordinary Shares upon the closing of each and every investment round (as defined in the Articles), by providing a notice to this effect to the Company. The holders of the Ordinary A Shares are entitled to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares. However, the holders of the Ordinary A Shares do not have voting rights.

Preferred A Shares:

The Preferred A Shares are convertible into 234,147 Ordinary Shares, representing a conversion price of $4.10 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares and Ordinary A Shares, as well as the right to participate in a distribution of surplus of assets upon liquidation of the Company, merger and acquisition event and distribution of dividend by the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event Date (as defined in the Articles), before any distribution is made to a holder of any Ordinary Shares.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

The Preferred A Share conversion price is subject to broad weighted average anti-dilution protection in the event of future funding at an effective share price which is lower than the Preferred A Share conversion price.

Preferred A-1 Shares:

The Preferred A-1 Shares are convertible into 2,500,511 Ordinary Shares, representing a conversion price of $10.22 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-2 Shares:

The Preferred A-2 Shares are convertible into 130,434 Ordinary Shares, representing a conversion price of $9.20 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-3 Shares:

The Preferred A-3 Shares are convertible into Preferred A-1 Shares upon the closing of each and every investment round (as defined in the Articles), by providing a notice to this effect to the Company. The Preferred A-3 Shares entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares. However, the Preferred A-3 Shares holders are not entitled to voting rights.

Preferred A-4 Shares:

Preferred A-4 Shares are convertible into 255,320 Ordinary Shares, representing a conversion price of $11.75 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares:

Preferred B Shares are convertible into 2,266,314 Ordinary Shares, representing a conversion price of $14.1 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares entitle their holder to participate in a distribution of surplus of assets upon liquidation of the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event (as defined in the Articles) date, before any distribution is made to holder of any Preferred A Shares (i.e., Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares and Preferred A-4 Shares), and any Ordinary Shares.

B.	Issuance of Share Capital:

In June 2015, the Company entered into the Incubator Agreement with the Incubator and other investors (the “June 2015 Investors”). In accordance with the Incubator Agreement, the Company issued 812,000 Ordinary Shares at NIS 0.01 nominal value to the June 2015 Investors and an additional 125,261 Ordinary Shares at NIS 0.01 nominal value to a trustee to be held in trust for the sole purpose of allocation of the Ordinary Shares to employees and consultants of the Company.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

In addition, the Company issued 234,147 Preferred A Shares at NIS 0.01 nominal value to the investors in consideration for $960 thousands and granted Yeda warrants to purchase 20,360 Preferred A Shares nominal value NIS 0.01.

In 2016, the Company issued convertible notes, bearing an annual interest at a rate of 0%, for an aggregate consideration of $1,200 thousands. The notes were converted during 2017 to 130,434 Preferred A-2 Shares at NIS 0.01 nominal value.

On February 2017, the Company entered into a share purchase agreement (the “February 2017 SPA”) with new and existing investors (the “February 2017 Investors”). In accordance with the February 2017 SPA, On February 15, 2017, the Company issued the February 2017 Investors 1,663,404 Preferred A-1 Shares at NIS 0.01 nominal value (“Preferred A-1 Shares”), and 130,434 Preferred A-2 Shares at NIS 0.01 nominal value in two tranches as follows:

●	On February 15, 2017, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands. In addition, the convertible notes in an amount of $1,200 thousands granted in August 2016 were converted into 130,434 Preferred A-2 Shares at NIS 0.01 nominal value.

●	On February 7, 2018, the Company issued 831,702 Preferred A-1 Shares for a total consideration of $8,500 thousands.

On March 26, 2017 the Company entered into share purchase agreement (the “March 2017 SPA”) with new investors (the “March 2017 Investors”). In accordance with the March SPA, the Company issued to the March 2017 Investors 587,084 Preferred A-1 Shares in two tranches as follows:

●	On March 30, 2017, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

●	On February 7, 2018, the Company issued 293,542 Preferred A-1 Shares for a total consideration of $3,000 thousands.

On November 30, 2017, the Company entered into a share purchase agreement (the “November 2017 SPA”) with additional investors (the “November 2017 Investors”). In accordance with the November 2017 SPA, the Company issued the November 2017 Investors 255,320 Preferred A-4 Shares at NIS 0.01 nominal value in two tranches as follows:

On December 7, 2017, the Company issued 127,660 Preferred A-4 Shares for a total consideration of $1,500 thousands.

On February 7, 2018, the Company issued 127,660 Preferred A-4 Shares for a total consideration of $1,500 thousands.

On November 19, 2017, the Company signed an agreement to purchase 100% of RondinX shares (see also Note 5). The initial consideration included an issuance of 250,023 Preferred A-1 Shares and 4,380 warrants to purchase Preferred A-1 shares for no additional consideration.

In November 2018, the Company entered into a share purchase agreement (the “November 2018 SPA”) with new and existing investors (the “November 2018 Investors”). In accordance with the November 2018 SPA, the Company has committed to issue to the November 2018 Investors a total of 2,266,314 Preferred B Shares at NIS 0.01 nominal value (the “Preferred B Shares”) for a total consideration of $31,955 thousands.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

On November 28, 2018 and on December 11, 2018, the Company issued to the November 2018 Investors 2,053,548 and 85,106 Preferred B Shares, respectively, for a total consideration of $30,155 thousands in accordance with the November 2018 SPA.

On January 8, 2019, the Company issued to the November 2018 Investors an additional 127,660 Preferred B Shares for a total consideration of $1,800 thousands in accordance with the November 2018 SPA.

C.	Share-based compensation:

The Company has a plan where it grants option which represents a right to purchase 1 Ordinary Share of the Company in consideration of the payment of an exercise price. Also, the options were granted in accordance with the “capital gains route” under section 102 and section 3(i) of the Israeli Income Tax Ordinance and section 409A of the Israeli IRS Code.

In 2015, the Company’s Board of Directors (the “Board”) approved a plan for allocation of options to employees, service providers and officers. As at December 31, 2018, the number of options available for grant under the approved plan was 294,605.

On November 2015, the Board approved the grant of 180,139 non- tradable options without consideration to one employee, four consultants and six employees of the Incubator. Based on the considerations in ASC 718-10, the employees of the Incubator were defined as employees based on their relationship with the Company.

The options to two of the consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to the employees of the Incubator and to two consultants were granted at an exercise price of NIS 0.01 per share. 33% of the options vest and become exercisable on the first anniversary of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

The options to the Company employee were granted at an exercise price of NIS 0.01 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

During 2016, the Board approved the grant of an additional 128,260 non-tradable options without consideration to four employees and five consultants.

The options to three employees were granted at an exercise price of NIS 0.01 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to one additional employee were granted at an exercise price of $1.3 per share. 13,851 options vest and become exercisable upon appointment as chief executive officer of the Company. The remainder of the options shall vest as follows: 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

The options to two consultants were granted at an exercise price of NIS 0.01 per share.

22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to two additional consultants were granted at an exercise price of $1.3 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to one additional consultant were granted at an exercise price of $4.1 per share.

33% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

During 2017, the Board approved the grant of an additional 448,775 non-tradable options without consideration to 29 employees and 5 consultants.

The options to 29 employees and 3 consultants were granted at an exercise price of $4.089 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to 2 additional consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

During October 2017, 4,564 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

During 2018, the Board approved the grant of an additional 325,026 non-tradable options without consideration to 27 employees and 82,513 non-tradable options without consideration to 2 consultants.

362,555 options were granted at an exercise prices of $4.771-$4.909 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

44,984 options were granted at an exercise price of $4.089 per share and vest on variable vesting dates.

During 2018, 12,797 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

Certain senior employees are entitled to full acceleration of their unvested options upon the occurrence of cumulative two certain events.

The fair value of each option was estimated as of the date of grant or reporting period using the Black-Scholes option-pricing model.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

The fair value of options was estimated at the date of grant using the following assumptions:

	2018	2017	2016
Underlying value of ordinary share ($)	4.1 – 4.9	1.3 – 4.1	1.3
Exercise price ($)	4.1 – 4.9	1.3-4.1	0.003 – 4.1
Expected volatility (%)	93.1	93.1	93.1
Term of the option (years)	6.25	6.25	6.9
Risk-free interest rate (%)	2.25 – 3.05	1.35 – 2.25	1.35 – 2.25

The cost of the benefit embodied in the options granted in 2018, 2017, and 2016 based on their fair value as at the grant date, is estimated to be $1,451 thousand, $2,503 thousand, and $215 thousand, respectively. These amounts will be recognized in statements of comprehensive loss over the vesting period.

Warrants:

1.	In May 2017, in accordance with the 2017 License Agreement (see also Note 8D), the Company issued to Yeda, for no consideration, 244,618 warrants to purchase Ordinary Shares at NIS 0.01 nominal value. The expense recognized for the years ended December 31, 2017 and 2018 were $584 thousand and $704 thousand, respectively which were included in research and development expenses.

97,847 warrants were fully vested and exercisable on the date of their issuance. The remainder of the warrants will vest and become exercisable subject to achievement of certain milestones specified in the agreement as follows:

a.	73,385 upon the filing of a patent application covering any Discovered Target or a Product,

b.	48,924 upon achievement of the earlier of the following milestone by the Company:

(i)	execution of an agreement with a pharmaceutical company with respect to the commercialization of any of the Company’s licensed technology or the Consulting IP or a Product (both defined in the 2017 License Agreement ) or

(ii)	the filing of a patent application covering any Discovered Target (as defined in the 2017 License Agreement) or a Product.

c.	24,462 upon completion of a Phase 1 clinical trial in respect of a Product.

The fair value of the unvested portion of the warrants granted was remeasured each reporting period as the performance commitment date had not yet been achieved.

2.	In November 2017, in accordance with the RondinX share purchase agreement (see also Note 5), the Company issued to Yeda and 2 consultants, for no consideration, 4,380 warrants to purchase Preferred A-1 Shares at NIS 0.01 nominal value.

The warrants were fully vested and exercisable on the date of their issuance.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

(1)	A summary of options granted to purchase the Company’s Ordinary Shares under the Company’s share option plan is as follows:

	For year ended December 31,
	2018
	Employees				Consultants
	Number of Options	Weighted average exercise price		Aggregate intrinsic value	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at the beginning of year	529,001	3.13		840	214,447	0.51	915
Granted	325,026	4.785			82,513	4.909
Forfeited	(74,671)	3.95			—
Exercised	(12,797)	(*	)		—
Outstanding at the end of year	766,559	3.81		849	296,960	1.659	944
Vested at year end	262,743				133,651
Weighted average remaining contractual life – years as of December 31, 2018	8.65				8.1

	For year ended December 31,
	2017
	Employees				Consultants
	Number of Options	Weighted average exercise price		Aggregate intrinsic value	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at the beginning of year	146,233	0.62		105	155,303	0.36	152
Granted	389,631	4.09			59,144	0.89
Forfeited	(2,299)	(*	)		—
Exercised	(4,564)	(*	)		—
Outstanding at the end of year	529,001	3.13		840	214,447	0.51	915
Vested at year end	104,628				88,106
Weighted average remaining contractual life – years as of December 31, 2018	9.08				8.45

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 10 — SHAREHOLDERS’ EQUITY (cont.)

	For year ended December 31,
	2016
	Employees				Consultants
	Number of Options	Weighted average exercise price		Aggregate intrinsic value	Number of Options	Weighted average exercise price		Aggregate intrinsic value
Outstanding at the beginning of period	64,339	(*	)	86	115,800	(*	)	150
Granted	88,757	1.14			39,503	1.14
Forfeited	(6,863)	(*	)		—
Exercised	—				—
Outstanding at the end of year	146,233	0.62		105	155,303	0.36		152
Vested at year end	29,257				43,474
Weighted average remaining contractual life – years as of December 31, 2016	9.43				9.132

	Warrants issued to Yeda
	Number of Options	Weighted average exercise price	Aggregate intrinsic value
Outstanding at January 1, 2017	—	—
Granted	244,618	0.003
Outstanding at the December 31, 2017 and December 31, 2018	244,618	0.003	1,200
Vested at the December 31, 2017 and December 31, 2018	97,847
Weighted average remaining contractual life – years as of December 31, 2017	7.36
Weighted average remaining contractual life – years as of December 31, 2018	6.36

(*)	Less than $0.01.

(2)	The following table sets forth the total share-based payment expenses resulting from options granted, included in the statements of operation:

	Year ended December 31,
	2018	2017	2016
	USD In thousands
R&D	623	952	195
General and administrative	328	358	52
	951	1,310	247

The Company recognized share-based compensation expenses in connection with options granted to directors and executive officers of the Company in the amount of $405 thousand, $333 thousand, and $107 thousand for the years ended December 31, 2018, 2017, and 2016, respectively.

The total unrecognized compensation expense was $3,026 and $1,446 thousand as of December 31, 2018 and 2017, respectively. These expenses will be recognized over a period of approximately 4 years.

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 11 — R&D EXPENSES, NET

	Year ended December 31,
	2018	2017	2016
	USD In thousands
Professional service and subcontractors	4,365	1,415	676
Salaries and related expenses	3,972	1,865	480
Share based payments	623	952	195
Depreciation	210	95	23
Materials and supplies	611	509	77
	9,781	4,836	1,451
Less – Grants from the IIA	(646)	(660)	(302)
	9,135	4,176	1,149

NOTE 12 — GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2018	2017	2016
	USD In thousands
Salaries and related expenses	1,369	847	223
Incubator overhead	28	251	134
Share based payments	328	358	52
Professional services	284	341	53
Travel expenses	258	186	96
Office expenses	189	117	16
Recruitment expenses	209	47	—
Rent and rent related expenses	333	194	—
Other	362	195	46
	3,360	2,536	620

NOTE 13 — INCOME TAXES

A.	On December 29, 2016, the Economic Efficiency Law (the “EEL”)- 2016 was enacted, which states that the Corporate Tax Rate (as defined in the EEL) in 2017 will be reduced from 25% to 24% on income earned from January 1, 2017, and will continue to be reduced to 23% in 2018 and thereafter on income earned from January 1, 2018.

B.	As of December 31, 2018 and 2017 the Company had total net operating losses in Israel of approximately $10,556 and $5,689, respectively which may be carried forward and offset against taxable income in the future for an indefinite period.

C.	The Company is still in its development stage and has not yet generated revenue, therefore, it is more likely than not that sufficient taxable income will not be available for the tax losses to be utilized in the future. Therefore, a valuation allowance was recorded to reduce the deferred tax assets to its recoverable amounts.

	As of December 31,
	2018	2017
	USD In thousands
Net operating loss carry-forward	10,556	5,689

Total deferred tax assets	2,430	1, 308
Valuation allowance	(2,430)	(1,308)
Net deferred tax assets	$—	$—

BIOMX LTD.

(FORMERLY KNOWN AS: MBcure LTD)

NOTES TO CONSOLIDATED THE FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES (cont.)

D.	Reconciliation of Income Taxes:

The following is a reconciliation of the taxes on income assuming that all income is taxed at the ordinary statutory corporate tax rate in Israel and the effective income tax rate:

	Years ended December 31,
	2018	2017	2016
	(in thousands)
Net loss as reported in the statements of comprehensive loss	12,720	6,433	1,900
Statutory tax rate	23%	24%	25%
Income tax under statutory tax rate	2,926	1,544	475
Change in valuation allowance	(2,926)	(1,544)	(475)
Actual income tax	$—	$—	$—

NOTE 14 — BASIC AND DILUTED NET LOSS PER SHARE

The basic and diluted net loss per share and weighted average number of Ordinary Shares and Ordinary A Shares used in the calculation of basic and diluted net loss per share are as follows (in thousands, except share and per share data):

	Years ended December 31,
	2018	2017	2016
Net loss for the year	12,720	6,433	1,900

Net loss attributable to holders of Preferred Shares	2,533	961	77

Net loss used in the calculation of basic net loss per share	15,253	7,394	1,977

Net loss per share	18.41	9.08	2.43

Weighted average number of Ordinary Shares and Ordinary A Shares	828,295	813,902	812,000

As the inclusion of Ordinary Share or Ordinary A Share equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

NOTE 15 — SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10-50-1, the Company has analyzed its operations subsequent to December 31, 2018 and up until July 17, 2019, the date these consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose except as follows:

On January 8, 2019, the Company issued 127,660 Preferred B Shares for a total consideration of $1,800 thousands in accordance with the November 2018 SPA.

In April 2019, the Company signed additional patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive patent license to certain patent rights related to the Company’s Primary Sclerosing Cholangitis program. In return, the Company is required to pay annual license fees as well as a contingent consideration based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million and royalty payments based on future revenue. To date, the Company has not yet generated revenue from product sale.